UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2008

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 E. Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2008, Woodward Governor Company ("Woodward") entered into a definitive stock purchase agreement (the "Agreement") with MPC Products Corporation ("MPC"), Techni-Core, Inc. ("Techni-Core") and the shareholders of MPC and Techni-Core (collectively, the "Sellers"). Pursuant to the Agreement, Woodward agreed to acquire all of the outstanding shares of stock of Techni-Core and all of the outstanding shares of stock of MPC not held by Techni-Core (collectively, the "Shares"). Under the Agreement, Woodward expects to pay approximately $337 million in cash at closing, less certain adjustments, for the Shares and to repay MPC’s outstanding debt. The acquisition is anticipated to close in October 2008.

The Agreement contains customary representations, warranties, and covenants by Woodward and the Sellers and is subject to customary closing conditions, including the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Act and receipt of requisite consents. Woodward’s obligation to close this transaction is not conditioned upon its ability to secure financing for the transaction. The parties are obligated, subject to certain limitations, to indemnify each other under the Agreement for breaches of representations and warranties, nonfulfillment, or breaches of covenants and for certain third-party claims.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 19, 2008, Woodward issued a press release announcing the signing of the Agreement. A copy of the press release issued by Woodward is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Stock Purchase Agreement, dated August 19, 2008, by and among Woodward Governor Company, MPC Products Corporation, Techni-Core, Inc., The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 and the individuals and entities named in Schedule I thereto.

99.1 Woodward Governor Press Release, dated August 19, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

August 20, 2008	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel, and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated August 19, 2008, by and among Woodward Governor Company, MPC Products Corporation, Techni-Core, Inc., The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 and the individuals and entities named in Schedule I thereto.
99.1	Woodward Governor Press Release, dated August 19, 2008